Bowman & Bowman, P.A.
                          Certified Public Accountants
                         1705 Colonial Blvd., Suite D-1
                           Fort Meyers, Florida 33907
                                 (941) 939-2301
                              (941) 939-1297 (fax)

August 2, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: Equity Growth Systems, inc., a Delaware corporation
     Commission file number 0-3718

Dear Ladies and Gentlemen:

We were previously the independent accountants for the Company and on April 23, 1999 we reported on the financial statements of the Company for the year ended December 31, 1998. On July 1, 1999 we were dismissed as the independent accountants of Equity Growth Systems, Inc.

We have read the Company's statements included under Item 4 of its current Report on Form 8-K dated July 12, 1999.

     1.We are in disagreements with Item 4, second paragraph subsection(ii). The Company received a qualified opinion (scope limitation) on their December 31, 1997 financial statements per their Form 10K filed July 1, 1998.

     2.We are in disagreement with the last paragraph in Item 4, which states we, Bowman & Bowman PA were contacted and that a copy of the disclosure was provided to us prior to the issuance of the Form 8-K. As of today August 2, 199 9 we have not received any written communication including fax or E-mail regarding the dismissal of our firm or the issuance of the July 12, 1999 Form 8-K. We discovered the issuance of the July 12, 1999 Form 8-K through a routine search, on July 30, 1999, of SEC filings that we make each month. Had it not have been for our search we would still not know that the 8-K had been issued.

Other than items 1 and 2 above Bowman & Bowman PA has no disagreements with the disclosures made in Item 4 of the Form 8-K dated July 12, 1999.

Sincerely,


Bowman & Bowman, P.A.

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